UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Eleventh Amendment to Amended and Restated Credit Agreement

EnerJex Resources, Inc., a Nevada corporation (the "Company") , EnerJex Kansas, Inc., DD Energy, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc., Adena, LLC, and Working Interest, LLC (together with the Company, the "Borrowers") are parties to an Amended and Restated Credit Agreement dated October 3, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated December 14, 2011, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012, that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 2, 2012, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 24, 2013, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of September 30, 2013, and that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of November 19, 2013, and that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of June 16, 2014, and that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of August 13, 2014, and that certain Ninth Amendment to Amended and Restated Credit Agreement dated as of April 29, 2015, and that certain Tenth Amendment to Amended and Restated Credit Agreement dated as of April 12, 2015 (collectively, the "Credit Agreement") with Texas Capital Bank, N.A., (the "Bank") as Administrative Agent, L/C Issuer and Bank (as those terms are defined in the Credit Agreement), and other financial institutions and banks that may become a party to the Credit Agreement from time to time.

On November 13, 2015, the Borrowers entered into a Eleventh Amendment to Amended and Restated Credit Agreement (the "Eleventh Amendment") with the Bank. In the Eleventh Amendment, the Bank (i) waived certain provisions of the Credit Agreement, (ii) suspend certain hedging requirements, and (iii) to make certain other amendments to the Credit Agreement.

The description herein of the Eleventh Amendment is qualified in its entirety, and the terms are incorporated herein, by reference to the Eleventh Amendment, the form of which is filed as Exhibits 10.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

10.1	Eleventh Amendment to Amended and Restated Credit Agreement dated November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: November 16, 2015	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and President